                                                     Exhibit 11

               INSITUFORM TECHNOLOGIES, INC.
          COMPUTATION OF EARNINGS PER COMMON SHARE

                                   Three Months Ended          Nine Months Ended
                                     September 30,               September 30,
                                   1997         1996           1997         1996
                                   ----         ----           ----         ----
Net Income/(loss)             $ 4,282,000    $ 3,416,000   $ 5,577,000  $ 9,496,000

PRIMARY:
 Weighted Average
  Number of Common Shares
  Outstanding                  26,927,753     26,991,406    26,918,302   27,085,690

 Effect of Shares Issuable
  For Stock Options and
  Warrants as Determined
  by the Treasury Stock
  Method                           37,411         48,489        37,327       87,200
                              -----------    -----------   -----------   ----------
 Weighted Average
  Number of Common Shares
  Outstanding as Adjusted      26,965,164     27,039,895    26,955,629   27,172,890
                              ===========    ===========   ===========  ===========
Per Share Computations
 Income before extra-
  ordinary item               $      0.16    $      0.13   $      0.22  $      0.35
 Extraordinary Item                     -              -         (0.01)           -
                              -----------    -----------   -----------  -----------
Net Income                    $      0.16    $      0.13   $      0.21  $      0.35
                              ===========    ===========   ===========  ===========
FULLY DILUTED
 Weighted Average
  Number of Common Shares
  Outstanding                  26,927,753     26,991,406    26,918,302   27,085,690

 Effect of Shares Issuable
  For Stock Options and
  Warrants as Determined
  by the Treasury Stock
  Method                           66,544         49,588        48,325       87,712
                              -----------    -----------   -----------   ----------
 Weighted Average
  Number of Common Shares
  Outstanding as Adjusted      26,994,297     27,040,994    26,966,627   27,173,402
                              ===========    ===========   ===========  ===========
Per Share Computations
 Income before extra-
  ordinary item               $      0.16    $      0.13   $      0.22  $      0.35
 Extraordinary Item                     -              -         (0.01)           -
                              -----------    -----------   -----------  -----------
Net Income                    $      0.16    $      0.13   $      0.21  $      0.35
                              ===========    ===========   ===========  ===========

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